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Gregory A. Olson, Associate Counsel

Phone (612) 372-5792
Fax (612) 342-7531


                                                                         EX-99.2

March 23, 2000

ReliaStar Life Insurance Company of New York
1000 Woodbury Road, Suite 102
Woodbury, NY 11797

Dear Sir or Madam:

In connection with the proposed registration under the Securities Act of 1933, as amended, of a flexible premium variable life insurance policy (the "Policy") and interests in ReliaStar Life Insurance Company of New York Variable Life Separate Account I (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of our affiliated company, ReliaStar Life Insurance Company of New York (the "Company"), as a separate account for assets applicable to variable contracts, pursuant to New York Insurance Law Section 4240, as amended, and the Registration Statement, on form S-6 File No. 333-19123 (the "Registration Statement") and I have examined such other documents and have reviewed such matters as I deemed necessary for this opinion, and I advise you that in my opinion:

     1. The Variable Account is a separate account of the company duly created and validly existing pursuant to the laws of the State of New York.

     2. The Policy, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

     3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Accounts are not chargeable with liabilities arising out of any other business the Company may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.

Sincerely,


/s/ Gregory A. Olson
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Gregory A. Olson
Associate Counsel